As filed with the Securities and Exchange Commission on August 5, 2003
Registration No. 333-107247

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2

TO
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Centene Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	6324	04-1406317
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7711 Carondelet Avenue, Suite 800

Saint Louis, Missouri 63105 (314) 725-4477
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael F. Neidorff

Centene Corporation
7711 Carondelet Avenue, Suite 800
Saint Louis, Missouri 63105 (314) 725-4477
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mark L. Johnson, Esq.	Alejandro E. Camacho, Esq.
Hale and Dorr LLP	Clifford Chance US LLP
60 State Street	200 Park Avenue
Boston, Massachusetts 02109	New York, New York 10166-0153
Telephone: (617) 526-6000	Telephone: (212) 878-8000

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ 333-                         .

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ 333-                         .

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

      This amendment no. 2 to the registrant’s registration statement on Form S-3 (Commission File No. 333-107247) is being filed solely for the purpose of filing Exhibits 1, 5 and 23.2 thereto.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on August 5, 2003.

CENTENE CORPORATION

BY:	/s/ CAROL E. GOLDMAN

Carol E. Goldman

Senior Vice President, Chief Administration Officer

      Pursuant to the requirements of the Securities Act of 1933, this amendment no. 2 to registration statement has been signed by the following persons in the capacities as of August 5, 2003.

Name		Title

* Michael F. Neidorff		President, Chief Executive Officer and Director (Chief Executive Officer)

* Karey L. Witty		Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Chief Financial and Accounting Officer)

* Samuel E. Bradt		Director

* Edward L. Cahill		Director

* Robert K. Ditmore		Director

* Claire W. Johnson		Director

* David L. Steward		Director

* Richard P. Wiederhold		Director

*By:	/s/ RACHEL B. FORST Rachel B. Forst Attorney-in-Fact

II-4

EXHIBIT INDEX

			Filed with	Incorporated by Reference
this
Exhibit			Amendment			Exhibit
Number		Description	to Form S-3	Form	Filing Date with SEC	Number

1		Underwriting Agreement	X
4.1		Amended and Restated Shareholders’ Agreement, dated September 23, 1998		S-1	October 9, 2001	4.2
4.2		Rights Agreement between Centene Corporation and Mellon Investor Services LLC, as Rights Agent, dated August 30, 2002		8-K	August 30, 2002	4.1
5		Legal opinion of Hale and Dorr LLP	X
*23	.1	Consent of Independent Public Accountants
23.2		Consent of Hale and Dorr LLP (contained in Exhibit 5)	X
*24		Power of Attorney (included on page II-4 of the Form S-3 as initially filed)

*	Filed previously.